As filed with the Securities and Exchange Commission on May 8, 2014

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8 (No. 333-150402)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPIRIT AEROSYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in the charter)

Delaware	20-2436320
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3801 South Oliver
Wichita, Kansas 67210

(Address, with zip code, of principal executive offices)

Spirit AeroSystems Holdings, Inc. Amended and Restated Director Stock Plan
(Full Title of the Plan)

Larry A. Lawson
Chief Executive Officer
Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
(316) 526-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jon D. Lammers, Esq. Senior Vice President, General Counsel and Secretary Spirit AeroSystems Holdings, Inc. 3801 South Oliver Wichita, Kansas 67210 (316) 526-9000	Mark Kingsley, Esq. Kaye Scholer LLP 425 Park Avenue New York, NY 10022 (212) 836-7092

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION

Spirit AeroSystems Holdings, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 2 to its Registration Statement on Form S-8 to withdraw and remove from registration the unissued and unsold shares of its Class A common stock (the “Common Stock”) previously registered by the Registrant pursuant to the Registration Statement on Form S-8 (File No. 333-150402), registering 2,610,000 shares of Common Stock under the Spirit AeroSystems Holdings, Inc. Amended and Restated Director Stock Plan (the “Director Plan”), filed with the Securities and Exchange Commission on April 23, 2008 (the “Registration Statement”).

On April 30, 2014, the Registrant adopted the Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”).  As a result of the adoption of the 2014 Plan, no further awards will be made under the Director Plan and all future awards will instead be made under the 2014 Plan.  Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement, in accordance with an undertaking made in the Registration Statement, and removes from registration 2,016,459 of the shares of Common Stock of the Registrant previously registered but unsold or unissued under the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 on Form S-8, and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas on May 7, 2014.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

By:	/s/ Sanjay Kapoor
Name:	Sanjay Kapoor
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY A. LAWSON	President, Chief Executive Officer and Director	May 7, 2014
LARRY A. LAWSON	(Principal Executive Officer)

/s/ SANJAY KAPOOR	Senior Vice-President and Chief Financial Officer	May 7, 2014
SANJAY KAPOOR	(Principal Financial Officer)

/s/ MARK SUCHINSKI	Corporate Controller	May 7, 2014
MARK SUCHINSKI	(Principal Accounting Officer)

Director
CHARLES L. CHADWELL

Director
IVOR EVANS

Director
PAUL FULCHINO

/s/ RICHARD GEPHARDT	Director	May 7, 2014
RICHARD GEPHARDT

/s/ ROBERT JOHNSON	Director	May 7, 2014
ROBERT JOHNSON

/s/ RONALD KADISH	Director	May 7, 2014
RONALD KADISH

/s/ CHRISTOPHER E. KUBASIK	Director	May 7, 2014
CHRISTOPHER E. KUBASIK

Director
TAWFIQ POPATIA

/s/ FRANCIS RABORN	Director	May 7, 2014
FRANCIS RABORN

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